Exhibit 10.14

AMENDED AND RESTATED LOAN AGREEMENT

December 28, 2017

THIS LOAN AGREEMENT (“Agreement”) is entered into between MANUSCRIPT PRODUCTIONS, LLC, an Arizona limited liability company (“Manuscript”) and MJW MEDIA INC, a Delaware corporation ("MJW Media") (collectively, “Borrower”), on the one hand, and STADSC, LLC, an Arizona limited liability company (the “Lender”), on the other hand, with respect to the theatrical motion picture presently entitled “The Manuscript” (the “Picture”) to be produced by Borrower.

A.
WHEREAS, Borrower requires a loan for working capital exclusively for use to produce the Picture, including, without limitation, one deposit in the amount of $750,000 for an escrow account held by Creative Artists Agency in order to lock in the actor Morgan Freeman for his role of “Albert Crowley” in the Picture, and a second deposit in the amount of $563,000 for an escrow account held by Paradigm in order to lock in the director of the Picture;

B.
WHEREAS, Guarantors shall guarantee all of Borrower's obligations under the Loan;

C.
WHEREAS, ESCONDIDO INNOVATIONS, INC. ("Escondido") as a Guarantor hereby joins in and executes this Agreement to further consent and agree to the provisions hereof and all of the other loan agreements to be delivered pursuant to this Agreement;

D.
WHEREAS, Borrower will repay the Loan out of the Picture’s financing, a company line of credit, and/or third party investors, whichever shall first occur, but the stated source of proposed funds will not condition Borrower’s repayment obligation and Guarantors' guarantee for the Loan.

Accordingly, the parties agree as follows:

1.
Loan.

(a)
Lender hereby loans Borrower the principal sum of $2,745,797.00 USD, as of the advance dates set forth on Exhibit A hereto (the “Loan”). Borrower acknowledges receipt of said advances and such advances are valid indebtedness of Borrower to Lender. Borrower hereby promises to pay to Lender the Loan in full with all accrued Stated Interest and Additional Interest thereon on Friday, December 28, 2018, if not sooner earned or paid from the funds stated in Recital C (the “Maturity Date”). Failure to pay the Loan by the Maturity Date shall be a default under the Loan requiring both Borrower and Guarantors repayment in full without demand. The Loan is evidenced by this Agreement and a Line of Credit Note in the face amount of $2,745,797.00.

(b)
Borrower hereby covenants, represents and warrants to Lender that the $750,000 Creative Artists Agency escrow was funded on Tuesday, September 26, 2017 and the $563,000 Paradigm escrow was funded on Wednesday, September 06, 2017.

2.
Return. The Loan payments and deliveries shall be made to Lender at such place as Lender may designate.

3.
Stated Interest Rate. Borrower hereby agrees to pay to Lender a fixed interest charge on Loan principal in the amount of $599,159.00 USD. If the Loan has not been paid in full by Wednesday, March 28, 2018, both Loan principal and said fixed interest charge in the amount of $599,159.00 (which on said date is earned, due and payable as Stated Interest) will each begin accruing interest at a rate of 2.500% per month ("Monthly Interest Rate") on Thursday, March 29, 2018, until the Loan is repaid in full. The existence or payment of the Monthly Interest Rate shall not extend the Maturity Date or waive any right of Lender to declare a Borrower default or pursue its remedies.

Additional Interest. In addition to the stated interest set forth, Borrower hereby agrees and shall pay additional interest to Lender 50% of all MJW Media Net Profit Participation in the Picture accruing from and after August 21, 2017, being the creation date of the Picture, by the execution and delivery of an Absolute Assignment of Net Profit Participation in the Picture in the form of Exhibit B hereto. Net Profit Participation ("NPP") is defined in the formula attached hereto as Exhibit C. Said additional interest shall be delivered to Lender prorata and pari passu with MJW Media as and when Net Profit Participation from the Picture is due or otherwise paid or delivered to MJW Media. If NPP is less than Ø at any time, said negative NPP shall not reduce or offset the amount of previous or future positive NPP assigned pursuant to this clause. Borrower shall not permit MJW Media to assign or encumber its rights to NPP or its proceeds, or its right to directly receive NPP from the Picture or waive any right to receive NPP from the Picture.

4.
Personal Guaranties. The individuals Aaron Klusman and Sarah Klusman, Michael Witherill and Debbie J Rasmussen, together with each of their respective trusts as evidenced by a trust certificate of each guarantor satisfactory to Lender (“Guarantors”) hereby personally guarantee this Loan. Guarantors hereby agree to be jointly and severally bound by their guaranty by their execution below and hereby agree to the creation and payment of the additional interest set forth above.

5.
Additional Pledges.

(a)            From time to time, as requested by Lender, Borrower shall execute and deliver, or cause to be executed and delivered all such documents and instruments and will take, or cause to be taken, all such reasonable actions, as Lender may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement, including from the parties on Exhibit D.

(b)
On the date hereof, Borrower shall pledge or cause to be pledged to Lender as an exclusive, first priority lien and encumbrance the following collateral:

(i)
Louisiana Tax Credit by Manuscript for the feature film tentatively titled “The Manuscript”.

(ii)
Film rights and proceeds of Borrower, Guarantors, and any of the parties shown on Exhibit D in the feature films Stuck or Cardboard Boxer.

6.
Notices. Any notice or other communication required or permitted pursuant to this Agreement shall be deemed given (i) when personally delivered to any officer of the party to whom it is addressed, (ii) on the earlier of actual receipt thereof or five (5) days following posting thereof by certified mail, postage prepaid, return receipt requested, or (iii) upon actual receipt thereof when sent by a recognized overnight delivery service, or (iv) upon actual receipt thereof when sent by facsimile to the number set forth below with electronic confirmation of receipt and subsequently confirmed by registered or certified mail, return receipt requested, or by recognized overnight delivery service to the address set forth below, in each case addressed to the applicable party at its address set forth below or at such other address as has been furnished in writing by such party to the other by like notice:

If to Borrower:
MJW Media, Inc
1166 E Warner Rd #101-B
Gilbert, AZ 85296
Attn: John Glassgow

and

Manuscript Productions, LLC
1166 E Warner Rd #101-B
Gilbert, AZ 85296
Attn: John Glassgow

If to Escondido:

Escondido Innovations, Inc.
1166 E. Warner Rd #101-B
Gilbert, AZ 85296
Attn: John Glassgow

If to Lender:

STADSC, LLC
2390 E. Camelback Road
Suite 200
Phoenix, AZ 85016

or at such other address, facsimile or telephone number or to the attention of such other individual or department as the party to which such information pertains may hereafter specify for the purpose in a notice to the other specifically captioned “Notice of Change of Address.”

7.
Confidentiality. Each party agrees that it will not, without the prior consent of the other party, disclose to any person not a party hereto any of the terms of this Agreement and will use all reasonable efforts to have all such information kept confidential, except that each party may use, retain, and disclose any such information (a) to its counsel, accountants, auditors, lenders, members and their respective legal counsel or other agents who agree to hold such information confidential, (b) that has been publicly disclosed (other than by such party in breach of this Section) or has rightfully come into the possession of such party on a non-confidential basis, or (c) as required by law, rule, regulation, or any governmental agency or authority.

8.
Construction, Headings. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the persons, entity or entities may require. Unless the context otherwise requires, references to agreements shall be deemed to mean and include such agreements as the same may be amended, supplemented or otherwise modified from time to time. Paragraph and section headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof. Guarantors hereby waive the benefits and protections of A.R.S. § 12-1641 et seq.

9.
Severability. The provisions of this Agreement are intended to be severable. If for any reason any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction. Time is of the essence hereunder.

10.
Complete Agreement/Modifications/Assignment. The foregoing expresses the complete and full agreement between the parties. Any modifications to this Agreement must be in writing signed by both parties. This Agreement may not be assigned (except to an entity substantially controlled by the assigning party) without the express written consent of the other party, which consent shall not be unreasonably withheld. Nothing herein creates a joint venture, partnership or fiduciary duty between the parties.

11.
Choice of Law. This Agreement shall be governed by and construed and enforced exclusively in accordance with the laws of the State of Arizona without regard to conflicts of law principles. THE LAW OF THE STATE OF ARIZONA SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF THIS AGREEMENT, THE SECURITY INSTRUMENTS AND ALL OTHER LOAN DOCUMENTS AND THE DEBT EVIDENCED BY THE LOAN. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, THE SECURITY INSTRUMENTS, AND ALL OTHER LOAN DOCUMENTS.

12.
Venue. ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER AND GUARANTORS ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE SECURITY INSTRUMENTS, THE GUARANTY(IES) AND ALL OTHER LOAN DOCUMENTS SHALL BE INSTITUTED IN MARICOPA COUNTY, ARIZONA SUPERIOR COURT AND BORROWER AND GUARANTORS EACH WAIVE ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER AND GUARANTORS EACH HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF MARICOPA COUNTY, ARIZONA SUPERIOR COURT. NOTWITHSTANDING THE FOREGOING, LENDER SHALL HAVE THE RIGHT TO INSTITUTE ANY LEGAL SUIT, ACTION OR PROCEEDING FOR THE ENFORCEMENT OR FORECLOSURE OF ANY LIEN ON ANY COLLATERAL FOR THE DEBT IN ANY FEDERAL OR STATE COURT IN ANY JURISDICTION(S) THAT LENDER MAY ELECT IN ITS SOLE AND ABSOLUTE DISCRETION, AND BORROWER AND GUARANTORS EACH WAIVE ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER AND GUARANTORS EACH HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.

13.
Recitals and Warranty. The Recitals are incorporated into this Agreement.

(a)
Borrower and Guarantors covenant, represent and warrant to Lender that Borrower owns all domestic and international intellectual property and other ownership rights to the Picture, free of claims, co-ownership and liens.

(b)
Borrower and Guarantors covenant and agree that any default or event of default of Borrower, Guarantors or any pledgor under any loan documents shall, at Lender's election, constitute an event of default hereunder. Additionally, Borrower and Guarantors covenant and agree that any default or event of default of Borrower, Guarantors or any pledgor under any loan documents shall, at Lender's election, constitute an event of default hereunder.

14.
Contracted-For Interest Rates. The Borrower and Guarantors hereby agree that the Stated Interest Rate and the Additional Interest are contracted-for rates of interest, which Borrower hereby agrees to pay and Guarantors hereby agree to guarantee the same.

15.
Attorneys' Fees. Lender shall be entitled to its reasonable attorneys' fees and costs in enforcing the terms and provisions of this Agreement whether or not suit is brought.

16.
Restatement. This Agreement is a complete amendment and restatement of the Existing Loan Agreement. Existing Loan Agreement shall mean, collectively, that certain Loan Agreement dated August 14, 2017, between the parties hereto; that second Loan Agreement dated September 6, 2017, between the parties hereto; that third Loan Agreement dated September 12, 2017, between the parties hereto; and that certain Loan Agreement dated September 26, 2017, between the parties hereto. While this Loan Agreement amends and restates in its entirety the Existing Loan Agreement, priority of the funds advanced under the Loan shall relate back to the respective funding dates set forth in said document and on Exhibit A hereto.

17.
Lender Exculpation.  Lender shall have no personal liability under the Loan or the Loan Documents or any matter arising out of or related to the Loan and any of the Loan Documents. Nor shall there be any recourse to or recovery against any of the assets or things of value of Lender. Borrower, Escondido and the other Guarantors hereby agree such exculpation shall be unconditional and without exception.

ACCEPTED AND AGREED TO:

STADSC, LLC (“LENDER”)
an Arizona limited liability company

By:	/s/ David Coia
Name:	David S. Coia
Its:	Manager

MANUSCRIPT PRODUCTIONS, LLC (“MANUSCRIPT and CO-BORROWER”)
an Arizona limited liability company

By:	/s/ Michael J. Witherill
Name:	Michael J. Witherill
Its:	Manager

MJW MEDIA, INC, a Delaware corporation
("MJW MEDIA and CO-BORROWER")

By:	/s/ Michael Witherill
Name:	Michael J. Witherill
Its:	Manager

"GUARANTORS"
The Guarantors and their trusts have also entered
into this date a separate guaranty which shall
control over the guaranty provisions herein

/s/ Aaron Klusman
Aaron Klusman, spouse of Sarah Klusman

/s/ Sarah Klusman
Sarah Klusman, spouse of Aaron Klusman

/s/ Michael Witherill
Michael Witherill, spouse of Debbie J. Rasmussen

/s/ Debbie J. Rasmussen
Debbie J. Rasmussen, spouse of Michael Witherill

ESCONDIDO INNOVATIONS, INC.,
a Delaware corporation ("ESCONDIDO")

By:	/s/ Michael Witherill
Name:	Michael J. Witherill
Its:	CEO

EXHIBIT A
(Note Advances)
Advance Date	Amount
8/14/2017	$ 750,000
9/06/2017	$ 563,000
9/06/2017	$ 170,746
9/13/2017	$ 502,790
9/18/2017	$ 259,261
9/27/2017	$ 500,000
TOTAL ADVANCES	$2,745,797

EXHIBIT B
(Form of Absolute Assignment of NPP)

EXHIBIT C
(Definition of NPP)

(Calculation of NPP arising out of or related to the Picture)

NET PROFIT PARTICIPATION:

All quarterly annual net cash flow from the Picture which shall equal all of the gross income from the Picture in any form and from any source less the sum of the following that either occurred during that time period or was paid or incurred with respect to that time period or prior dates but never before August 20, 2017 (without duplication):

Total Picture production budget including all related interest charges and fees;

Repayment of all scheduled senior debt payments plus stated interest and fees (not participating interest);

Return of all unreturned cash capital of the company plus 20% per annum simple interest (defined as straight equity or Picture financing that requires full personal guaranties) (no capital for services or other non-cash capital);

Repayment of any Picture deferrals by talent or unaffiliated producers;

=NET PROFIT PARTICIPATION

EXHIBIT D
(Organization Chart)

(Co-Borrowers & Escondido)